UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 17, 2011

Date of Report (Date of earliest event reported)

WHITE MOUNTAINS INSURANCE GROUP, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	1-8993	94-2708455
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

80 South Main Street, Hanover, New Hampshire 03755

(Address of principal executive offices)

(603) 640-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On May 17, 2011, White Mountains Holdings (Luxembourg) S.à r.l. (“White Mountains Holdings”), a wholly owned subsidiary of White Mountains Insurance Group, Ltd. (“White Mountains”), entered into a stock purchase agreement (the “SPA”).  Under the terms of the SPA, The Allstate Corporation (“Allstate”) will acquire all of the shares of two wholly owned subsidiaries of White Mountains Holdings:  White Mountains, Inc. (“WMI”) and Answer Financial Inc. (“AFI”) for cash equal to $700 million plus the tangible book value of WMI and AFI on the closing date of the transaction.

WMI, together with its direct or indirect subsidiaries, operates the Esurance business.  AFI, together with its direct or indirect subsidiaries, operates the Answer Financial agency business.  WMI also owns Guilford Holdings, Inc. and its subsidiaries, which operate the White Mountains Advisors and the WM Capital businesses, which are not being sold to Allstate as part of the transaction.  At or prior to the closing, White Mountains Holdings will transfer Guilford Holdings, Inc. and its subsidiaries to another subsidiary of White Mountains.

The SPA contains customary representations and warranties as well as covenants by each of the parties.  White Mountains Holdings has agreed to indemnify Allstate for breaches or inaccuracies of its representations, warranties and covenants as well as for certain other specified matters.  The indemnification obligations of White Mountains Holdings for breaches or inaccuracies of its representations and warranties are generally capped at $200 million, provided that for certain intellectual property matters the cap is $600 million.  In addition, the aggregate indemnification obligation of White Mountains Holdings is limited to the purchase price of the transaction.  White Mountains has agreed to guarantee White Mountains Holdings’ obligations under the SPA.

White Mountains and its subsidiaries have agreed to not compete with the divested businesses for a period of two years after the closing, subject to certain exceptions.

White Mountains Holdings has agreed to compensate Allstate for up to $50 million in liquidated damages in the event that certain carrier partners of AFI do not offer in a specified time period to renew at least 50% of the insurance policies issued by any such carrier partner through AFI that become eligible for renewal during the period.

The transaction is expected to close in the fall of 2011.  Completion of the transaction is subject to receipt of insurance regulatory approvals, continued availability of select senior management (including Gary Tolman, the President and CEO Esurance) and other customary closing conditions.  Completion of the transaction does not require the approval of the White Mountains shareholders.

The SPA has been filed herewith as Exhibit 10.1, and the description set forth above is qualified in its entirety by the full terms and conditions of the SPA.

ITEM 9.01	Financial Statements and Exhibits

(d)  Exhibits

10.1                 Stock Purchase Agreement, dated May 17, 2011, between White Mountains Holdings (Luxembourg) S.à r.l. and The Allstate Corporation.

99.1                 Press Release, dated May 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.

DATED: May 18, 2011	By:	/s/ J. BRIAN PALMER
J. Brian Palmer
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit number	Name

10.1	Stock Purchase Agreement, dated May 17, 2011, between White Mountains Holdings (Luxembourg) S.à r.l. and The Allstate Corporation.

99.1	Press Release dated May 18, 2011.